SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC  20549

                       __________________________________

                                  FORM 8-K/A-2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report:  April 23, 1999

                            TRIGEN ENERGY CORPORATION


Delaware                      1-13264                  13-3378939
---------------               -------------------      ------------------
State or other                Commission File No.      IRS Employer
Jurisdiction of                                        Identification No.
Incorporation

One Water Street
White Plains, NY                                       10601-1009
-----------------------                                -------------
Address of Principal                                    Zip Code
Executive Offices

                                  914-286-6600
                               -------------------
                          Registrant's telephone number

Item 2. Acquisition or Disposition of Assets

     On April 23, 1999, the Pennsylvania Court of Common Pleas of Philadelphia County approved a settlement agreement which ended the lawsuit brought by Grays Ferry Cogeneration Partnership (the "Partnership"), Trigen-Schuylkill Cogeneration, Inc. ("Trigen- Schuylkill") and Cogen America Schuylkill Inc. ("Cogen America") against PECO Energy Company ("PECO") and Adwin (Schuylkill) Cogeneration, Inc. ("Adwin"). The Partnership is the owner of the Grays Ferry Cogeneration Facility located in Philadelphia, Pennsylvania. The Partnership, Trigen-Schuylkill and Cogen America commenced this lawsuit in reaction to the alleged termination by PECO on March 3, 1998, of the electric power purchase agreements between the Partnership and PECO (the "Power Purchase Agreements").

     Under the settlement agreement PECO's subsidiary, Adwin, surrendered its rights to its one-third partnership interest in the Partnership to the two remaining partners, Trigen-Schuylkill and Cogen America. As a result, Trigen-Schuylkill now owns one half of the Partnership and Cogen America owns the other half. Trigen-Schuylkill is a wholly owned subsidiary of Trigen Energy Corporation. The receipt of the additional interest in the Partnership will be accounted for by Trigen Energy Corporation using the purchase method of accounting for business combinations. Trigen Energy Corporation which now owns a 50% interest in the Partnership, will continue to account for its investment using the equity method.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements:
     The financial statements of Grays Ferry Cogeneration Partnership which were filed as Exhibit 99 in the Trigen Energy Corporation's Form 10-K for the year ended December 31, 1998, are incorporated herein by reference.

     The interim unaudited financial statements of Grays Ferry Cogeneration Partnership as of March 31, 1999 and for the periods ended March 31, 1999 and 1998 are included herein.

              GRAYS FERRY COGENERATION PARTNERSHIP
                      STATEMENTS OF INCOME
       For the Three Months Ended March 31, 1999 and 1998
                           Unaudited
                         (In thousands)


                                                  1999      1998
Revenues
  Electric energy sales                           $10,217   $10,310
  Steam sales                                       5,013     4,002
  Capacity fees: Electric                           2,403     2,189
                 Steam                                750       532
  Fees earned and other revenues                      790       -
                                                 -------------------
     Total revenues                                 19,173   17,033
                                                  ------------------
Operating expenses
  Fuel and consumables:
    Related parties                                   876       714
    Other                                           8,163     7,646
  Production and operating expenses:
     Related parties                                  393       354
    Other                                             480       320
  Depreciation and amortization                     1,891     1,620
  General and administrative:
    Related parties                                   888       653
    Other                                           1,944       345
                                                  ------------------
     Total operating expenses                      14,635    11,652
                                                  ------------------

Operating income                                    4,538     5,381
Other income (expense)
  Interest expense                                 (3,006)   (2,241)
  Other income (expense), net                        (221)       27
                                                  ------------------
Earnings before income taxes and cumulative
  effect of a change in an accounting principle     1,311     3,167

Income taxes                                           85       209
                                                  ------------------
Earnings before cumulative effect of a change
  in an accounting principle                        1,226     2,958

Cumulative effect of a change in an accounting
  principle, net of tax benefit                      (357)       -
                                                  ------------------

Net earnings                                    $     869  $  2,958
                                                  ==================



          See accompanying notes to financial statements.


[CAPTION]

                GRAYS FERRY COGENERATION PARTNERSHIP
                           BALANCE SHEET
                             Unaudited
                           (In thousands)


                                                    March 31,
                                                        1999
                                                  ------------
Assets
Current assets
  Cash and cash equivalents                        $  19,050
  Accounts receivable
     Related parties                                   7,492
     Other                                             2,596
  Inventories                                          1,457
                                                  -------------
Total current assets                                  30,595

Property, plant and equipment, net                   141,647
Other assets                                           6,878
                                                  --------------
     Total assets                                   $179,120
                                                  ==============


Liabilities and Partners' Capital

Current liabilities
  Construction loan                                $  85,809
  Subordinated debt                                   15,000
  Accounts payable and accrued liabilities -
     related parties                                   4,251
  Accounts payable and accrued liabilities - other    16,871
  Retainage payable                                    5,582
     Total current liabilities                       127,513

Partners' capital                                     51,607

     Total liabilities and partners' capital        $179,120




         See accompanying notes to financial statements.

               GRAYS FERRY COGENERATION PARTNERSHIP
                    STATEMENTS OF CASH FLOWS
       For the Three Months Ended March 31, 1999 and 1998
                           Unaudited
                          (In thousands)


                                                        1999    1998
                                                       -------------
Cash flows from operating activities
  Net earnings                                         $ 869    $ 2,958
  Adjustments to reconcile net income to net cash Flow
     Cumulative effect of a change in an
     accounting principle                                357         -
     Depreciation                                      1,891      1,620
     Amortization of other asset                         109        100
     Changes in assets and liabilities which provided
             (used) cash
       Accounts receivable - related parties           3,187    (15,332)
       Accounts receivable - other                      (791)    (3,071)
       Prepaid assets                                    707       (979)
       Inventories                                       117        (73)
       Accounts payable and accrued expenses -
          related parties                                747      1,629
       Accounts payable and accrued expenses - other   1,854      5,661
       Other assets                                     (110)        55
                                                      ------------------
       Net cash provided by operating activities       8,937     (7,432)
                                                     -------------------
Cash flows from investing activities
  Capital expenditures                                   -       (2,478)
                                                      ------------------
       Net cash used in investing activities             -       (2,478)
                                                    --------------------
Cash flows from financing activities
  Proceeds from borrowings under construction
       loan and subordinated debt                        -        8,500
  Repayment of construction loan                      (8,515)        -
                                                     -------------------
       Net cash provided by (used in) financing
            activities                                (8,515)     8,500
                                                    --------------------
Cash and cash equivalent
  Increase (decrease)                                    422     (1,410)
  At beginning of period                              18,628      6,442
                                                    ---------------------
  At end of period                                   $19,050    $ 5,032
                                                    ====================
Supplemental disclosure of cash flow information
  Cash paid during the period for
       Interest                                     $  1,686    $ 1,982
                                                   ---------------------

        See accompanying notes to financial statements.

              GRAYS FERRY COGENERATION PARTNERSHIP
                 NOTES TO FINANCIAL STATEMENTS
                           Unaudited


1.        Organization of Partnership

     Grays Ferry Cogeneration Partnership, (the "Partnership") was organized on October 29, 1991 as a Pennsylvania general partnership for the sole purpose of developing, owning, constructing and operating a 150 megawatt gas and oil fired qualifying cogeneration facility at the Schuylkill Station of Trigen-Philadelphia Energy Corporation in Philadelphia, Pennsylvania. For the period from October 29, 1991 through January 8, 1998, the Partnership was considered a development stage entity as its sole activity was construction of the facility. Pursuant to 20-year electricity and 25-year steam purchase agreements between the Partnership and its two customers, sales of electricity and steam began in January 9, 1998, the date of Commercial Operations.

     Up to April 23, 1999, the Partnership's general partners were Adwin (Schuylkill) Cogeneration, Inc. ("Adwin"), Trigen (Schuylkill) Cogeneration, Inc. ("Trigen-Schuylkill") and Cogen America Schuylkill, Inc. ("Cogen America"). The three general partners were equal partners, with net operating profits and losses and distributions to be allocated equally to the partners, subject to the terms and provisions as stated in the Amended and Restated Partnership Agreement.

2.   Basis of Presentation

     The financial statements of the Partnership presented herein are unaudited. However, such information reflects all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial position as of March 31, 1999, and the results of operations and the cash flows for the three months ended March 31, 1999 and 1998. The results of operations and cash flows for the three month period ended March 31, 1999 are not indicative of those to be expected for the year ending December 31, 1999. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1998 filed as Exhibit 99 in Trigen Energy
Corporation's Form 10-K for the year ended December 31, 1998.

3.   Legal Proceedings

     On April 23, 1999, the Pennsylvania Court of Common Pleas of Philadelphia County approved a settlement agreement which ended the lawsuit brought by the Partnership, Trigen-Schuylkill and Cogen America against PECO Energy Company ("PECO") and Adwin. The Partnership is the owner of the Grays Ferry Cogeneration Facility located in Philadelphia, Pennsylvania. The Partnership, Trigen-Schuylkill and Cogen America commenced this lawsuit in reaction to the alleged termination by PECO on March 3, 1998, of the electric power purchase agreements between the Partnership and PECO (the "Power Purchase Agreements").

              GRAYS FERRY COGENERATION PARTNERSHIP
                 NOTES TO FINANCIAL STATEMENTS
                              Unaudited


     Under the settlement agreement PECO's subsidiary, Adwin, surrendered its rights to its one-third partnership interest in the Partnership to the two remaining partners, Trigen-Schuylkill and Cogen America. As a result, Trigen-Schuylkill now owns one half of the Partnership and Cogen America owns the other half.

4.        Cumulative Effect of a Change in an Accounting Principle

     Effective January 1, 1999, the Partnership adopted the American Institute of Certified Public Accountants Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that costs associated with start-up activities and organizational costs be expensed as incurred. The effect of the adoption was an after-tax charge of $357,000, to expense deferred organizational and start-up costs as a cumulative effect of a change in an accounting principle.

     (b)  Pro Forma Financial Information:

     The following unaudited pro forma financial data gives effect to the settlement and receipt of the additional interest in the Partnership. The unaudited pro forma consolidated balance sheet was prepared based on Trigen Energy Corporation's unaudited consolidated financial statements as of March 31, 1999 giving effect to the settlement and receipt of the additional interest in the Partnership as if such event occurred on March 31, 1999. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 were prepared based on Trigen Energy Corporation's audited and unaudited consolidated financial statements for such periods, giving effect to the settlement and the receipt of the additional interest in the Partnership as if such event occurred on January 1, 1998.

     The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Trigen Energy Corporation and the Partnership and the related notes thereto.

     The pro forma consolidated financial statements are provided for informational purposes only in response to SEC requirements and do not purport to represent what Trigen Energy Corporation's financial position or results of operations would actually have been if the settlement and receipt of an additional interest in the Partnership had in fact occurred at such dates or to project Trigen Energy Corporation's financial position or results of operations for any future date or period.


                            TRIGEN ENERGY CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of March 31, 1999
                                 (In Thousands)


                                       Consolidated Pro forma    Pro Forma
                                       Trigen       Adjustments  Consolidated
ASSETS
Current assets:
  Cash and cash equivalents            $12,186                     $  12,186
  Accounts receivable, net              50,981                        50,981
  Inventories                            7,250                         7,250
  Prepaid expenses                       6,608                         6,608
                                        -------   ---------       ----------
      Total current assets              77,025        -               77,025
Restricted cash and cash equivalents     4,599                         4,599
Property, plant and equipment, net     454,197                       454,197
Investment in non-consolidated
   partnerships                         28,577     12,245 (a)         40,822
Intangible assets, net                  48,042                        48,042
Deferred costs and other assets, net    21,402                        21,402
                                      --------    --------          --------
      Total Assets                    $633,842    $12,245           $646,087
                                      =========   ==========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt                     $ 11,700                     $  11,700
  Current portion of long-term debt     16,650                        16,650
  Account payable                        8,472                         8,472
  Accrued income taxes                   6,515      5,069 (b)         11,584
  Accrued fuel                          10,136                        10,136
  Accrued expenses and other current
        liabilities                     25,956                        25,956
                                      -----------   ---------     ---------
      Total current liabilities         79,429      5,069             84,498
Long-term debt                         352,643                       352,643
Other liabilities                        4,492                         4,492
Deferred income taxes                   39,126                        39,126
                                      ----------   -----------    ----------
      Total liabilities                475,690      5,069            480,759

Minority interests in subsidiaries       8,692                         8,692

Stockholders' equity
  Preferred stock                            -                             -
  Common stock                             124                            124
  Additional paid in capital           120,386                        120,386
  Retained earnings                     37,212      7,176 (c)          44,388
  Unearned compensation - restricted
     stock                              (4,840)                       (4,840)
  Accumulated other comprehensive loss  (1,936)                       (1,936)
  Treasury stock, at cost               (1,486)                       (1,486)
                                       ---------    ----------        -------
      Total stockholders' equity       149,460      7,176            156,636
                                       ---------    -----------      --------
--
      Total liabilities and
          stockholders' equity        $633,842     $ 12,245          $646,087
                                      ========     ===========       =========

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                         TRIGEN ENERGY CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                      (In Thousands, except per share data)


                               Consolidated Pro forma   Pro forma  Pro Forma
                               Trigen       Adjustments Adjustmts  Consolidated
Revenues
  Thermal energy               $ 182,432                           $182,432
  Electric energy                 42,667                             42,667
  Equity in earnings of non-
     Consolidated partnerships     4,475                2,549 (f)     7,024
  Fees earned and other revenues  12,820                             12,820
                               ----------   ------      ---------   ---------
      Total revenues             242,394       -        2,549       244,943
Operating expenses
  Fuel and consumables            95,957                             95,957
  Production and operating        53,840                             53,840
  Depreciation                    19,780                             19,780
  General and administration      40,994                             40,994
                               ---------   --------    ----------  ----------
      Total operating expenses   210,571         -        -         210,571
                               --------    --------     ---------   ----------
Operating income                  31,823       -        2,549        34,372
Other income (expense)
  Interest expense               (23,742)                           (23,742)
  Other income, net                5,570   12,245 (d)                17,815
                               ---------    --------    ----------   ----------
Earnings before minority
   interests, income taxes
   and extraordinary item         13,651   12,245       2,549        28,445
Minority interests in earnings
   of subsidiaries               (2,519)                             (2,519)
                               ---------   ---------    ---------    ---------
Earnings before income taxes
   and extraordinary item         11,132   12,245       2,549        25,926
Income taxes                       4,575    5,069 (e)   1,055 (g)    10,699
                              ----------    --------   ------------  ---------
Earnings before extraordinary
    item                           6,557    7,176       1,494        15,227
Extraordinary loss from
   extinguishment of debt,
   net of income tax benefit        (299)                              (299)
                              ----------   ---------    -----------   ---------
  Net earnings                $    6,258   $7,176      $1,494       $14,928
                              ===========  =========    ===========  ==========
Basic earnings per common share
  Before extraordinary item  $      0.55                              $   1.27
  Extraordinary loss               (0.03)                                (0.03)
                             -----------                              ---------
  Net earnings               $      0.52                              $   1.24
                             -----------                              ----------
Diluted earnings per common
   share
  Before extraordinary item   $     0.55                              $   1.27
  Extraordinary loss               (0.03)                                (0.03)
                            -----------                               ---------
  Net earnings               $      0.52                              $   1.24
                             -----------                              ----------
Average shares outstanding -
   basic                          12,007                                12,007
                             -------------                            ----------
Average shares outstanding -
   diluted                        12,009                                12,009
                             -----------                              ---------

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                            TRIGEN ENERGY CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 1999
                      (In Thousands, except per share data)

                                       Consolidated  Pro forma     Pro Forma
                                       Trigen        Adjustments   Consolidated
Revenues
  Thermal energy                         $70,685                      $70,685
  Electric energy                         10,793                       10,793
  Equity in earnings of non-
  Consolidated partnerships                  146           204 (h)        350
  Fees earned and other revenues           3,805                        3,805
      Total revenues                      85,429           204         85,633
Operating expenses
  Fuel and consumables                    38,291                       38,291
  Production and operating                13,534                       13,534
  Depreciation                             6,500                        6,500
  General and administration              10,219                       10,219
                                         --------          -------    --------
      Total operating expenses            68,544            -          68,544
                                         --------          -------    ---------
Operating income                          16,885           204         17,089
Other income (expense)
  Interest expense                        (6,280)                      (6,280)
  Other income, net                          358                          358
                                         -------           -------    ----------
Earnings before minority interests,
   income taxes and cumulative effect
   of a change in an accounting principle 10,963            204        11,167
Minority interests in earnings of
   subsidiaries                             (504)                        (504)
Earnings before income taxes and
   cumulative effect of a change in an
   accounting principle                   10,459            204        10,663
Income taxes                               4,330             84 (i)     4,414
                                         --------         --------   ---------
Earnings before cumulative effect of a
   change in an accounting principle       6,129            120         6,249
Cumulative effect of a change in an
   accounting principle, net of income
   tax benefit                            (4,903)                      (4,903)
                                        ---------         --------    ----------
  Net earnings                            $1,226            $120      $ 1,346
                                         =========        ========    =========
Basic earnings per common share before
   Cumulative  effect of a change in an
   accounting principle                 $   0.51                      $  0.52
  Cumulative effect of a change in an
   accounting principle                    (0.41)                       (0.41)
                                         ---------                    ----------
  Net earnings                          $   0.10                      $  0.11
                                         ---------                   ----------
Diluted earnings per common share
   before cumulative effect of a
   change in an accounting principle    $   0.51                     $   0.52
  Cumulative effect of a change in an
   accounting principle                    (0.41)                       (0.41)
                                        --------                      --------
  Net earnings                          $   0.10                      $   0.11
                                        --------                      --------
Average shares outstanding - basic        12,004                        12,004
                                         --------                     ----------
Average shares outstanding - diluted      12,005                        12,005
                                        ---------                    ----------

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

(a) Pro forma Balance Sheet adjustment of $12.2 million to increase investments in non-consolidated partnerships to reflect the gain associated with the settlement of the Partnership lawsuit. This pro forma gain represents the fair value of one-half of Adwin's one-third investment in the Partnership which Adwin surrendered to Trigen-Schuylkill under the terms of the settlement agreement. We had previously stated that if the book value of that interest approximated market value, the gain would have been $9.2 million.

(b) Pro forma Balance Sheet adjustment to reflect an increase of $5.1 million in accrued tax liabilities for tax expense associated with the gain. The income tax balance is based on the U.S. statutory rate of 35% plus state and local income taxes.

(c) Pro forma Balance Sheet adjustment of $7.2 million to retained earnings to reflect the net income effect of the gain.

(d) Pro forma Statement of Operations adjustment of $12.2 million to other income, net, to reflect the gain associated with the settlement of the Partnership lawsuit. This pro forma gain represents the fair value of one-half of Adwin's one-third investment in the Partnership which Adwin surrendered to Trigen-Schuylkill under the terms of the settlement agreement.

(e) Pro forma Statement of Operations adjustment to reflect a $5.1 million accrued tax expense associated with the gain. The income tax expense is based on the U.S. statutory rate of 35% plus state and local income taxes.

(f) Pro forma Statement of Operations adjustment to include incremental 1998 Partnership income of $2.5 million reflecting the 16.7% increase in ownership percentage.
(g) Pro forma Statement of Operations adjustment to reflect tax expense of $1.1 million associated with the incremental 1998 partnership income. The income tax expense is based on the U.S. statutory rate of 35% plus state and local income taxes.

(h) Pro forma Statement of Operations adjustment to include incremental 1999 Partnership income of $.2 million reflecting the 16.7% increase in ownership percentage.
(i) Pro forma Statement of Operations adjustment to reflect tax expense of $.1 million associated with the incremental 1999 partnership income. The income tax expense is based on the U.S. statutory rate of 35% plus state and local income taxes.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRIGEN ENERGY CORPORATION


Date: July 2, 1999                 By:  /s/  Martin S. Stone
                                   -------------------------
                                   Martin S. Stone,
                                   Vice President and
                                   Chief Financial Officer